UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(917) 289-1117

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2022, Eyenovia, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Stuart M. Grant, a shareholder of the Company.

The Settlement Agreement provides that the Board of Directors (the “Board”) of the Company shall take all necessary actions to add two new directors, Rachel Jacobson and Stephen Benjamin, to the Board with terms expiring at the Company’s 2022 annual meeting of its stockholders (the “2022 Annual Meeting”), and to nominate such directors for re-election at the 2022 Annual Meeting. In addition, a third new director shall be mutually agreed-upon by the Company and Mr. Grant to be elected to the Board at the 2022 Annual Meeting.

The Settlement Agreement also provides that Dr. Ernest Mario shall resign from the Board effective as of the date of the Settlement Agreement.

Additionally, the Settlement Agreement provides that the Company will amend its bylaws to add a provision that imposes a mandatory retirement age of seventy-five (75) for directors of the Company, and to provide that no director shall serve more than ten (10) consecutive years as a director of the Company.

Lastly, the Settlement Agreement requires the Company to implement stock ownership guidelines for directors of the Company.

In consideration for the above, Mr. Grant has agreed to withdraw his demand for certain books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law and his shareholder proposal under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding a mandatory retirement age for members of the Board.

The foregoing description is qualified in its entirety by reference to the full text of the Settlement Agreement and the Second Amended and Restated Bylaws, which are attached hereto as Exhibits 10.1 and 3.1, respectively and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Director Departure

Ernest Mario, Ph.D., who had served on the Board since December 2014, stepped down from the Board on February 3, 2022 in connection with the Settlement Agreement. His resignation was not the result of any disagreement with the Company relating to the Company’s policies or practices. The Company thanks Dr. Mario for his many years of distinguished service and contributions.

(d) Appointment of New Directors

In accordance with the Settlement Agreement, the Board appointed Rachel Jacobson and Stephen Benjamin as members of the Board, effective as of February 4, 2022, to serve until the Company’s 2022 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Rachel Jacobson brings to the Board significant expertise in business development and marketing, having served in leadership positions at major global sports organizations including the Drone Racing League (DRL) and the National Basketball Association (NBA). Currently, Ms. Jacobson serves as the President of DRL, the world’s premier, professional drone racing property, where she spearheads global partnerships and media rights deals, and leads the marketing and business development teams, bringing to DRL her legacy of creating transformative partnerships with leading sports and technology brands. Prior to DRL, she served as the Chief Business Development Oﬃcer at Landit, the market leader in personalized career pathing technology to increase the success and engagement of women and diverse groups in the workplace. Before that, she spent 21 years at the NBA, where she oversaw business development, licensing, marketing, account management, event planning, and held several other roles during her tenure. As their SVP of Global Partnerships, she closed partnership sales and secured global partnerships with some of the world’s most prominent companies including PepsiCo, ExxonMobil, Under Armour, Marriott, Harman, Kaiser Permanente and other Fortune 500 companies. Ms. Jacobson has received numerous industry accolades, including being named a Fortune’s Most Powerful Women member, Cynopsis Top Women in Media’s “Innovator & Disruptor,” TechStars Sports Accelerator Mentor and a recipient of Sports Business Journal's 40 Under 40 Award. She is a charter member of the W.O.M.E.N. Mentoring Program, where she helps other professional women advance their careers through leadership training. Ms. Jacobson is a graduate of the Cornell University School of Hotel & Business Management, where she earned a bachelor’s degree.

Stephen Benjamin is an attorney with a track record of leadership in government and the public sector. He was elected Mayor of Columbia, South Carolina in April of 2010 with a vision of transforming South Carolina's capital city into a talented, educated and entrepreneurial city of the New South. He served three successful terms as Mayor concluding in December of 2021. Prior to his service as mayor, Mr. Benjamin: served in South Carolina Governor Jim Hodges' Cabinet as the Chief Executive of a 950 employee state agency; served as special counsel at a national law firm; served on the Board of Directors, Audit & CRA Committees of a financial institution; served on the Board of Directors of a NYSE traded financial services company; and served on the Board of Trustees of a not for profit hospital. Mr. Benjamin has served as President of the U.S. Conference of Mayors (2018-2019), President of the African American Mayors Association, Vice Chairman of the Global Parliament of Mayors, Executive Chairman of Municipal Bonds for America, and as a Member of the Federal Communications Commission’s Intergovernmental Advisory Committee. Mr. Benjamin is a graduate of the University of South Carolina and the University of South Carolina School of Law. Mr. Benjamin is a Principal in The Benjamin Firm, LLC and Of Counsel at The Charleston Group, where he co-chairs the firm’s Public Finance & Affordable Housing Practices.

The Board has determined that Ms. Jacobson and Mr. Benjamin are independent directors under relevant SEC and Nasdaq rules. Ms. Jacobson and Mr. Benjamin were appointed as directors of the Board pursuant to the Settlement Agreement. There have been no transactions in which the Company has participated and in which Ms. Jacobson and Mr. Benjamin have had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Ms. Jacobson and Mr. Benjamin have not been appointed to any Board committees at this time.

In addition to the two new director appointees noted above, Kenneth B. Lee, Jr., a current director, has been named to the position of Lead Director, and Dr. Sean Ianchulev, a current director and the Chief Executive Officer of the Company, has been named Chairman of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Bylaws Amendment

On February 4, 2022, in accordance with the Settlement Agreement, the Board adopted the Second Amended and Restated Bylaws of the Company (the “Restated Bylaws”). The Restated Bylaws amended Section 3.3 of Article III of the Bylaws to (i) create a mandatory director retirement age of seventy-five (75) years and (ii) require that no director may serve for more than ten (10) consecutive years.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Eyenovia, Inc., effective as of February 4, 2022

10.1	Settlement Agreement, dated as of February 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: February 7, 2022	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer